EXHIBIT 99.1 PRESS RELEASE ISSUED NOVEMBER 9, 2004

FOR IMMEDIATE RELEASE
NOVEMBER 9, 2004

                                  PRESS RELEASE

             Citizens Financial Announces Third Quarter 2004 Results

LOUISVILLE, KY--November 9, 2004--Citizens Financial Corporation (NASDAQ-CNFL) reported a net income of $146,000 or $0.09 per share for the third quarter ended September 30 according to results released today. The net income decreased about $107,000 from the income of $253,000 or $0.15 per share during the same period in 2003. The loss for the first three quarters of 2004 was $836,000 or $0.50 per share, which was up about 109% from the loss of $400,000, or $0.24 per share during the same period in 2003. During the first nine months of 2004 net equity decreased 11.5% to $10.99 per share due primarily to this net loss and unrealized losses in the Company's investment portfolio.

For the third quarter, the Company experienced a pre-tax loss of $756,000 from operations offset by net pre-tax portfolio investment gains of $914,000. In the past, low earned interest rates have been the main reason for the Company's continued operating losses. The recent increase in interest rates, if continued, should positively impact the Company's operating earnings over the long term. However, the negative impact of continued rising interest rates on bond values would decrease the Company's capital. The operating results for the first nine months of 2004 were adversely impacted by a significant increase in mortality rates for all life insurance lines of business, in the morbidity rates for the group dental line and other accident and health lines.

Total revenues were down 12% for the third quarter compared to the prior year, while premium income decreased 17% for the period. The decrease in premium income was attributable to lower Preneed sales. This resulted primarily from decreases made by the Company in the second quarter of 2003 to commissions paid on these products. General expenses were up 12% during the first nine months of the year compared to the same period in the prior year, due primarily to several non-recurring expenses incurred.

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve uncertainties and are based on management's current expectations. For a discussion of factors that could cause actual results to differ from those described in the forward-looking statements, and a detailed discussion of the Company's insurance operations, asset quality, capital adequacy, debt, liquidity and factors affecting future performance, see the Company's Form 10-Q for the quarter and Form 10-K for 2003 which have been filed with the Securities and Exchange Commission and can be accessed at
                          www.citizensfinancialcorp.com

Citizens Financial is the Louisville-based parent of Citizens Security Life Insurance Company.
                        For further information contact:
                                Len E. Schweitzer
                           Vice President & Treasurer
                                 (502) 244-2420
                                                          Continued next page...

1.         Citizens Financial Corporation

                                             Results in tabular form:


                                                                           Quarter ended September 30
                                                             ----------------------- ---- --------------------------
                                                                      2004                          2003
                                                             -----------------------      --------------------------
Segment Revenues                                             $           8,840,000        $             10,099,000
Net realized investment gains                                $             914,000        $                926,000
-------------------------------------------------            -----------------------      --------------------------
Total Revenues                                               $           9,754,000        $             11,025,000
=================================================            =======================      ==========================
Net Income                                                   $              16,000        $                253,000
Net Income Per share                                         $                0.01        $                   0.15



                                                                         Nine Months ended September 30
                                                             -------------------------------------------------------
                                                                      2004                          2003
                                                             -----------------------      --------------------------
Segment Revenues                                             $          26,543,000        $             30,729,000
Net realized investment gains                                $           1,204,000        $                761,000
-------------------------------------------------            -----------------------      --------------------------
Total Revenues                                               $          27,747,000        $             31,515,000
=================================================            =======================      ==========================
Net Loss                                                     $            (966,000)       $               (400,000)
Net Loss Per share                                           $               (0.57)       $                  (0.24)



                                                                        Selected Financial Position Data
                                                             -------------------------------------------------------
                                                               September 30, 2004             December 31, 2003
                                                             -----------------------      --------------------------
Total Assets                                                 $         156,260,000        $            158,880,000
Notes Payable                                                $           6,146,000        $              7,133,000
Shareholders' Equity                                         $          18,305,000        $             20,833,000
Shareholders' Equity per share                               $               10.91        $                  12.36